                                       Exhibit 99.4

                                       Exhibit to Annual Report
                                       on Form 10-K of
                                       Angelica Corporation



                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                             _______________

                                Form 11-K

(Mark One)

(X) ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]


     For the fiscal year ended   December 31, 1998
                              --------------------------------------

                                    OR


( ) TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]


     For the transition period from _____________ to _______________


     Commission file number   1-5674
                           -----------------------------------------

     A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                         THE ANGELICA CORPORATION
                       MISSOURI PLANTS 401(k) PLAN


     B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                           ANGELICA CORPORATION
                        424 South Woods Mill Road
                    Chesterfield, Missouri  63017-3406

Financial Statements and Exhibits.
---------------------------------

      (a)   Financial Statements.                       Pages of this
            --------------------                        -------------
                                                          Form 11-K
                                                          ---------

            Report of Independent Public Accountants         5

            Statement of Net Assets Available for            6
            Plan Benefits - September 1, 1998 and
            December 31, 1997

            Statement of Changes in Net Assets               7
            Available for Plan Benefits - Eight
            Months ended September 1, 1998

            Notes to Financial Statements                    8-10

            Schedule I                                       11

            Schedule II                                      12




     (b)   Exhibits.
           --------

           23.  Consent of Independent Public Accountants.

         THE ANGELICA CORPORATION
         MISSOURI PLANTS 401(k) PLAN

         FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
         AS OF SEPTEMBER 1, 1998, AND DECEMBER 31, 1997
         TOGETHER WITH AUDITORS' REPORT

                     THE ANGELICA CORPORATION
                     -------------------------

                    MISSOURI PLANTS 401(k) PLAN
                    ----------------------------



          FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
          -----------------------------------------------


              SEPTEMBER 1, 1998, AND DECEMBER 31, 1997
              ----------------------------------------

                         TABLE OF CONTENTS
                         -----------------


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

FINANCIAL STATEMENTS:
  Statements of Net Assets Available for Plan Benefits--September 1,
    1998, and December 31, 1997
  Statement of Changes in Net Assets Available for Plan Benefits for the
    Eight Months Ended September 1, 1998

NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES

SUPPLEMENTAL SCHEDULES SUPPORTING FINANCIAL STATEMENTS:
  Schedule I:  Item 27a - Schedule of Assets Held for Investment
    Purposes--September 1, 1998
  Schedule II: Item 27d - Schedule of 5% Reportable Transactions for the Eight Months Ended September 1, 1998

              REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Angelica Corporation:


We have audited the accompanying statements of net assets available for plan benefits of The Angelica Corporation Missouri Plants 401(k) Plan (the Plan) as of September 1, 1998, and December 31, 1997, and the related statement of changes in net assets available for plan benefits for the eight months ended September 1, 1998. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of September 1, 1998, and December 31, 1997, and the changes in net assets available for plan benefits for the eight months ended September 1, 1998, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules, as listed in the accompanying table of contents, are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosures under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                     /s/ Arthur Andersen LLP


St. Louis, Missouri,
  April 1, 1999


                                            THE ANGELICA CORPORATION
                                            ------------------------

                                          MISSOURI PLANTS 401(k) PLAN
                                          ---------------------------


                              STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                              ----------------------------------------------------

                                    SEPTEMBER 1, 1998, AND DECEMBER 31, 1997
                                    ----------------------------------------
                                                                            December 31, 1997
                                                          ----------------------------------------------------
                                                                          Company                     Interest
                                          September 1,                     Stock          Mutual       Income
                                              1998          Total          Fund            Fund         Fund
                                          ------------    --------       --------        -------      --------
INVESTMENTS, at fair value:
  Angelica Corporation Common Stock         $    -        $ 12,082       $ 12,082        $    -       $     -
  American Balanced Fund                         -           1,270             -           1,270            -
  Washington Mutual Investors Fund               -          47,463             -          47,463            -
  Society National Bank MGD GIC Fund             -         118,411             -              -        118,411
  Boatmen's BT Short-Term Investment
   Fund                                          -          11,782            193            366        11,223
  Loans to participants                          -           7,819             -              -          7,819
                                            -------       --------       --------        -------      --------
                                                 -         198,827         12,275         49,099       137,453
OTHER ASSETS:
  Contributions receivable                       -           1,657             80            357         1,220
  Interest and dividends receivable              -             175            132              6            37
  Loan payments receivable                       -             338             -              -            338
                                            -------       --------       --------        -------      --------
NET ASSETS AVAILABLE FOR PLAN
   BENEFITS                                 $    -        $200,997       $ 12,487        $49,462      $139,048
                                            =======       ========       ========        =======      ========

                         The accompanying notes are an integral part of these statements.


                                        THE ANGELICA CORPORATION
                                        ------------------------

                                      MISSOURI PLANTS 401(k) PLAN
                                      ---------------------------


                     STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                     --------------------------------------------------------------

                              FOR THE EIGHT MONTHS ENDED SEPTEMBER 1, 1998
                              --------------------------------------------
                                                                          Company                      Interest
                                                                           Stock         Mutual         Income
                                                           Total           Fund           Fund           Fund
                                                         ---------        -------       --------      ---------
ADDITIONS:
  Participant contributions                              $  16,885        $   908       $  3,618      $  12,359
  Interest income                                            5,435             13             40          5,382
  Dividend income                                              796            260            536             -
  Other additions                                            1,435             -             423          1,012
  Interfund transfers                                           -          (1,081)         2,181         (1,100)
  Net unrealized depreciation of investments                (4,075)        (1,634)        (2,441)            -
  Net realized gain (loss) on sale of investments              386           (201)           587             -
                                                         ---------        -------       --------      ---------
                                                            20,862         (1,735)         4,944         17,653

DEDUCTIONS-Participant withdrawals                          25,384            978          3,189         21,217
                                                         ---------        -------       --------      ---------
      Net (decrease) increase                               (4,522)        (2,713)         1,755         (3,564)

TRANSFER OF ASSETS TO THE ANGELICA
  CORPORATION RETIREMENT SAVINGS PLAN                     (196,475)        (9,774)       (51,217)      (135,484)

NET ASSETS AVAILABLE FOR PLAN BENEFITS AT
  BEGINNING OF YEAR                                        200,997         12,487         49,462        139,048
                                                         ---------        -------       --------      ---------
NET ASSETS AVAILABLE FOR PLAN BENEFITS AT
  SEPTEMBER 1, 1998                                      $      -         $    -        $     -       $      -
                                                         =========        =======       ========      =========

                      The accompanying notes are an integral part of this statement.

                     THE ANGELICA CORPORATION
                     -------------------------

                    MISSOURI PLANTS 401(k) PLAN
                    ---------------------------


     NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
     --------------------------------------------------------

             SEPTEMBER 1, 1998, AND DECEMBER 31, 1997
             ----------------------------------------


1.   DESCRIPTION OF PLAN:
     --------------------

The following description of The Angelica Corporation Missouri Plants 401(k) Plan (the Plan) is provided for general information purposes only. More complete information regarding the Plan's provisions may be found in the plan document.

Termination
-----------

Effective September 1, 1998, the Plan was merged into The Angelica Corporation Retirement Savings Plan (the RSP Plan). All accounts in the Plan were transferred to the trustee of the RSP Plan with individual investments and plan elections for each participant remaining unchanged.

General
-------

The Plan was adopted by the Board of Directors of Angelica Corporation (the Company) to provide participants an opportunity to defer portions of their earnings so as to provide supplementary retirement income and a measure of economic security. The Company is the Plan Administrator and the assets of the Plan are held in trust by Banker's Trust Company (the Trustee).

Eligible Participants
---------------------

The participating employers in the Plan are the Company and its subsidiaries. All full-time union employees at the Company's Missouri plants who have either (i) completed one year of service with the Company and are age 21 or older or (ii) completed three years of service, are eligible to participate in the Plan.

Contributions
-------------

Eligible employees may contribute up to 12% of their annual compensation to the Plan through payroll deferrals.

Vesting
-------

The salary deferral contributions of each participant's account are fully vested and nonforfeitable at all times.

Benefits
--------

Participants are entitled to receive the balance of their accounts upon death, total disability, retirement or termination of employment, or upon request after reaching age 59-1/2. Any participants who have suffered a hardship (as defined by the Internal Revenue Service and the Plan) may also withdraw all or any portion of their account balances.
As of September 1, 1998, and December 31, 1997, the Plan had $-0- and $2,774, respectively, in net assets available for plan benefits that had been requested to be paid to terminated participants. Although not shown separately in the accompanying financial statements, the liability to terminated participants is shown separately on the Form 5500.

Loan Provision
--------------

The Plan allows participants to borrow from their accounts, subject to certain limitations. Loans bear interest at the prime rate plus 1/2% at the time the loan was made. All loans are secured by the participant's account and are repayable in installments by payroll deductions.

Investment Programs
-------------------

The investment programs of the Plan are as follows:

     Upon enrollment or reenrollment, each participant directs his or her contributions to be invested in one or more of the investment options below in increments of at least 10%. Such direction may be revised by participants on a monthly basis.

          Company Stock Fund
               This fund is invested in Angelica Corporation Common
               Stock.

          Mutual Fund
               Participants may choose to invest in the Washington Mutual Investors Fund and/or the American Balanced
               Fund.

          Interest Income Fund
               This fund is invested in group annuity contracts with Society National Bank.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     -------------------------------------------

Basis of Accounting
-------------------

The financial statements of the Plan are maintained on an accrual basis. The Plan's investments are stated at fair value, as determined by the Trustee, based upon publicly stated price information. The "average cost" method is used to determine the cost of securities sold. Investments in group annuity contracts are stated at contract value, which approximates fair value.

Administrative Expenses
-----------------------

Costs of administering the Plan are generally borne by the Company and are not charged to the Plan.

Gains and Losses on Sale of Investments
---------------------------------------

In compliance with reporting regulations of the Department of Labor, the Plan calculates the net realized gains and losses on investments sold or distributed and unrealized appreciation and depreciation of investments based on the market value of the assets at the beginning of the plan year or at the time of purchase during the year.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of additions to and deductions from net assets available for benefits during the reporting period. Actual results could differ from those estimates.

3.   INVESTMENTS:
     ------------

The Trustee of the Plan holds the Plan's investments and executes transactions therein.

The fair values of individual assets that represent 5% or more of the Plan's net assets as of September 1, 1998, and December 31, 1997, are as follows:

      September 1, 1998:
        None                                                 $     -

      December 31, 1997:
        Angelica Corporation Common Stock                    $ 12,082
        Washington Mutual Investors Fund                       47,463
        Society National Bank MGD GIC Fund                    118,411
        Boatmen's BT Short-Term Investment Fund                11,782

4.   INCOME TAX STATUS:
     ------------------

The Company has received a determination letter dated October 6, 1992, from the Internal Revenue Service stating that the Plan qualifies under the Internal Revenue Code; as such, the Plan is exempt from federal income tax, and amounts contributed by the employees are not taxable to the participants until distributions from the Plan are made. The Plan Administrator believes that the Plan, as amended and as currently operating, is in compliance with all applicable provisions of the Internal Revenue Code.

                                                               SCHEDULE I










                     THE ANGELICA CORPORATION
                     ------------------------

                   MISSOURI PLANTS 401(k) PLAN
                   ---------------------------


    ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
    ----------------------------------------------------------

                        SEPTEMBER 1, 1998
                        -----------------



                            Number of
                            Shares or
                            Principal                 Fair
                              Amount       Cost      Value
                            ---------      ----      -----
None






          The accompanying notes are an integral part of this schedule.

                                                           SCHEDULE II


                                           THE ANGELICA CORPORATION
                                           ------------------------

                                          MISSOURI PLANTS 401(k) PLAN
                                          ---------------------------


                             ITEM 27d - SCHEDULE OF 5% REPORTABLE TRANSACTIONS<Fa>
                             -----------------------------------------------------

                                  FOR THE EIGHT MONTHS ENDED SEPTEMBER 1, 1998
                                  --------------------------------------------

                                                  Purchases                              Sales
                                         -------------------------   ------------------------------------------------
                                          Number of       Purchase    Number of        Sales      Cost of
      Description of Asset               Transactions      Price     Transactions      Price      Assets        Gain
      --------------------               ------------     --------   ------------     -------     -------       -----
  BT Pyramid Cash Investment
    Fund<Fb>                                  114         $84,773        57           $84,773     $84,773       $   -

<Fa>  Represents transactions or a series of transactions in excess of
      5% of the fair value of plan assets at the beginning of the year.

<Fb>  Also a party-in-interest.


                   The accompanying notes are an integral part of this schedule.


                                                       Exhibit 23
                                                       of 11-K


                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                -----------------------------------------


   As independent public accountants, we hereby consent to the incorporation of our report on The Angelica Corporation Missouri Plants 401(k) Plan financial statements included in this Form 11-K, into the Corporation's previously filed Registration Statement on Form S-8 File No. 33-45410.


                                       /s/ Arthur Andersen LLP

                                       ARTHUR ANDERSEN LLP



St. Louis, Missouri
April 27, 1999

                                   -13-